Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN  55102-1637

     Re:  Registration Statement on Form S-8 and Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Green Tree Financial Corporation, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 and Form S-3 relating to the sale by the Company from time to time of up to 14,847,776 shares of Common Stock, $.01 par value, of the Company (the "Shares"), initially issuable upon the exercise of stock options granted pursuant to the Company's 1987 Stock Option Plan, 1987 Supplemental Stock Option Plan, 1992 Supplemental Stock Option Plan, 1995 Employee Stock Option Plan and the Key Executive Stock Bonus Plan (collectively, the "Plans").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below.

          In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

Green Tree Financial Corporation
June 22, 1995
Page 2


          Our opinion expressed above is limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.



Dated:   June 22, 1995

                                    Very truly yours,



                                    DORSEY & WHITNEY P.L.L.P.



CFS